FOLEY & LARDNER                    EXHIBIT 5
                               POST OFFICE BOX 240
                        JACKSONVILLE, FLORIDA 32201-0240
                             THE GREENLEAF BUILDING
                           200 LAURA STREET 32202-3527
                            TELEPHONE (904) 359-2000
                            FACSIMILE (904) 359-8700


                                        June 30, 1998



   Mobile America Corporation
   10475-110 Fortune Parkway
   Jacksonville, FL 32256

        Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Mobile America Corporation Incentive Plan

   Ladies and Gentlemen:

        This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Mobile America Corporation (the "Company"), under the Securities Act of 1933, as amended, for the registration of 315,000 shares of common stock par value $0.025 (the "Shares") issuable pursuant to the Mobile America Corporation Incentive Plan (the "Plan").

        We have examined and are familiar with the following:

        A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

        B.   Bylaws, as amended, of the Company;

        C. The proceedings of the Board of Directors and shareholders of the Company in connection with the increase of the number of shares available for issuance under the Plan; and

        D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

        Based on the foregoing, it is our opinion that:

        1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

        2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.


                                      FOLEY & LARDNER



                                      By: /s/ Linda Y. Kelso
                                          Linda Y. Kelso

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